SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2011

NBT BANCORP INC.
(Exact name of registrant as specified in its charter)

Delaware	0-14703	16-1268674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 South Broad Street, Norwich, New York	13815
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (607) 337-2265

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 3, 2011, NBT Bancorp Inc. (“NBT”) held its Annual Meeting of Shareholders (the “Annual Meeting”). NBT’s shareholders approved each of the five proposals detailed in NBT’s Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”), which was filed with the Securities and Exchange Commission on April 2, 2011.

The proposals voted on by the shareholders at the Annual Meeting were as follows:

1.	NBT’s shareholders approved fixing the size of the Board of Directors at 11 members, as set forth below:

Votes For	Votes Against	Abstain
26,359,180	616,442	120,556

2.	NBT’s shareholders elected four individuals to the Board of Directors, as set forth below:

Nominees	Votes For	Withheld	Broker Non-Votes
Richard Chojnowski	21,776,978	772,208	4,546,992
Timothy E. Delaney	22,089,375	459,811	4,546,992
James H. Douglas	22,120,653	428,533	4,546,992
Joseph A. Santangelo	21,771,241	777,945	4,546,992

3.	NBT’s shareholders approved, on a non-binding, advisory basis, the compensation of NBT’s named executive officers, as set forth below:

Votes For	Votes Against	Abstain	Broker Non-Votes
20,926,802	1,357,316	265,068	4,546,992

4.	NBT’s shareholders voted, on a non-binding, advisory basis, on the frequency on voting on the compensation of NBT’s named executive officers, as set forth below:

1 Year	2 Years	3 Years	Abstain
9,572,508	554,831	12,153,011	268,836

Based on the Board of Director’s recommendation in the Proxy Statement and the voting results with respect to the frequency of the advisory vote on the compensation of NBT’s named executive officers, on May 3, 2011, the Board of Directors determined that NBT will hold a non-binding, advisory vote on the compensation of NBT’s named executive officers every three years.

5.
NBT’s shareholders ratified the appointment by NBT’s Board of Directors of KPMG LLP as the independent registered public accounting firm of NBT for the fiscal year ending December 31, 2011, as set forth below:

Votes For	Votes Against	Abstain
26,215,486	783,910	96,782

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

NBT BANCORP INC.

Date: May 5, 2011	By:	/s/ Michael J. Chewens
Michael J. Chewens
Senior Executive Vice President & Chief Financial Officer